SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2009 (June 19, 2009)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	1-10777 (Commission file number)	13-3621676 (I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) In light of Ambac’s decision to postpone the launching of Everspan Financial Guarantee Corp. (“Everspan”), Douglas Renfield-Miller, an Executive Vice President of Ambac Financial Group, Inc. (“Ambac”) and Ambac Assurance Corporation (“Ambac Assurance”) and Chief Executive Officer of Everspan, informed Ambac that he would be retiring from Ambac and Ambac Assurance effective January 1, 2010. Between now and December 31, 2009, Mr. Renfield-Miller will provide support and consultation to the Company.

Item 8.01     Other Events.

Today, Ambac announced that it has postponed its efforts to launch Everspan. It will, however, continue to focus on its ongoing loss mitigation efforts and other new business initiatives.

Ambac had been seeking to launch Everspan in order to write financial guarantee insurance in the public finance market as a separate, stand-alone legal entity. To launch the business, it was essential that it receive sufficient financial strength ratings to enable Everspan to successfully compete in the targeted market. Everspan was seeking to raise third party capital in addition to any amounts contributed by Ambac Assurance Corporation in order to achieve such ratings. Although Ambac engaged in discussions with third parties to raise capital for Everspan, none of these discussions have resulted in a satisfactory outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc. (Registrant)

Dated: June 19, 2009

By:	/s/ Anne Gill Kelly
Anne Gill Kelly Managing Director, Corporate Secretary and Assistant General Counsel